As filed with the Securities and Exchange Commission on January 31, 2013 Registration No. 333-115755
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST‑EFFECTIVE AMENDMENT NO. 1 TO FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933

AVISTAR COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	88-0463156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1855 S. Grant Street, 4th Floor San Mateo, California 94402 (650) 525-3300
(Address, including zip code and telephone number, of principal executive offices)

2000 STOCK OPTION PLAN 2000 DIRECTOR OPTION PLAN
(Full title of the plan)

Robert F. Kirk Chief Executive Officer Avistar Communications Corporation 1855 S. Grant Street, 4th Floor, San Mateo, CA 94402
(Name and address of agent for service)

(650) 525-3300
(Telephone number, including area code, of agent for service)

Copy to:
Robert P. Latta, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting Company ☒

Deregistration of Unsold Securities
On May 21, 2004, Avistar Communications Corporation (the "Company"), filed a registration statement on Form S‑8 (File No. 333‑115755) (the "Registration Statement").  The Registration Statement registered certain shares of the Company's common stock (the "Common Stock") issuable under the Company's 2000 Stock Option Plan and 2000 Director Option Plan.
The Company has elected to voluntarily deregister all of the shares of Common Stock of the Company which are authorized for sale under the Registration Statement but which remain unsold to date.  In accordance with an undertaking by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered, but unsold, under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post‑Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 31 day of January 2013.
AVISTAR COMMUNICATIONS CORPORATION
By:	/s/ Elias A. MurrayMetzger
Elias A. MurrayMetzger
Chief Financial Officer, Chief Administrative Officer and Corporate Secretary

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post‑Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert F. Kirk	Chief Executive Officer (Principal Executive Officer) and Director	January 31, 2013
Robert F. Kirk
/s/ Elias A. MurrayMetzger	Chief Financial Officer, Chief Administrative Officer and Corporate Secretary (Principall Financial and Accounting Officer	January 31, 2013
Elias A. MurrayMetzger
/s/ Gerald J. Burnett	Chairman of the Board and Director	January 31, 2013
Gerald J. Burnett
/s/ William L. Campbell	Director	January 31, 2013
William L. Campbell
/s/ Craig F. Heimark	Director	January 31, 2013
Craig F. Heimark
/s/ R. Stephen Heinrichs	Director	January 31, 2013
R. Stephen Heinrichs
/s/ Robert M. Metcalfe	Director	January 31, 2013
Robert M. Metcalfe